Exhibit 2.2

                                SUPPORT AGREEMENT
                                -----------------

     THIS SUPPORT AGREEMENT (this "Agreement"), is dated as of March 26, 2004, by and between AAH Holdings Corporation, a Delaware corporation ("Purchaser"), and [________] (the "Stockholder").

     WHEREAS, concurrently herewith, Purchaser, AAH Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Purchaser, and Amscan Holdings, Inc., a Delaware corporation (the "Company"), are entering into the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement") (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement);

     WHEREAS, as of the date hereof, the Stockholder beneficially owns and has the power to vote and dispose of the number of Voting Shares (as defined herein), and in the manner reflected, on Schedule I hereto (the "Owned Shares");

     WHEREAS, as a condition to Purchaser's willingness to enter into and perform its obligations under the Merger Agreement, Purchaser has required that the Stockholder agree, and the Stockholder has agreed, to (i) vote all of the Owned Shares, together with any shares of common stock, par value $0.10 per share, of the Company (the "Company Common Stock"), shares of Series A Redeemable Convertible Company Preferred Stock, par value $0.10 per share, of the Company (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Stock")) acquired after the date of this Agreement, whether upon the exercise of Company Options, Company Warrants or any other conversion of convertible securities or otherwise, and any other voting securities of the Company (whether acquired heretofore or hereafter or acquired through conversion or exercise of outstanding securities) that are beneficially owned by the Stockholder or over which the Stockholder has, directly or indirectly, the right to vote (collectively, the "Voting Shares"), in favor of adopting the Merger
Agreement, (ii) waive any rights of appraisal that the Stockholder may have under Section 262 of the DGCL in connection with the Merger and (iii) take the other actions described herein; and

      WHEREAS, the Stockholder desires to express its support for the Merger and the other transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of and reliance upon the premises and the representations, warranties, covenants and agreements contained in this
Agreement and the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Support Obligations of Stockholder.

          1.1 Agreement to Vote. The Stockholder shall at any meeting of the stockholders of the Company (or action by written consent in lieu thereof), however called, or any adjournment or postponement thereof, be present (in person or by proxy) and vote (or cause to be voted), or execute a written consent in respect of, all of its Voting Shares (i) in favor of adopting the Merger Agreement and (ii) against any action, agreement, transaction or proposal which could prevent, impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

          1.2 Irrevocable  Proxy.  Solely in respect of the matters described in
     Section 1.1, the Stockholder hereby irrevocably appoints Purchaser as its proxy (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the Delaware General Corporation Law) to vote all Voting Shares solely on the matters described in Section 1.1, and in accordance therewith. The Stockholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement. The parties acknowledge and agree that, to extent Purchaser acts within the rights granted under Section 1.1 and Section 1.2 hereof, neither Purchaser, nor Purchaser's successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to the Stockholder in connection with or as a result of any voting (or refrain from voting) by Purchaser of the Voting Shares which are subject to the irrevocable proxy hereby granted to Purchaser at any annual, special or other meeting or action or the execution of any consent of the stockholders of the Company. The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Purchaser may vote the Voting Shares as contemplated by Section 1.1 in furtherance of its own interests, and Purchaser is not acting as a fiduciary for the Stockholder.

          1.3 Treatment of Special Securities. To the extent that the Stockholder owns any Company Options, Company Warrants or Company Restricted Stock (individually, a "Special Security") as of the date hereof or as of the Effective Time, the Stockholder hereby agrees (i) to the treatment of any such Special Security in the Merger as contemplated by
     Section 2.9 or Section 2.10 of the Merger  Agreement,  as  applicable,  and
     (ii) that the terms and conditions of the Merger Agreement shall control and supercede any agreement or understanding relating to any such Special Security to the contrary.

          1.4 Waiver of Appraisal Rights. Notwithstanding any provision in the Merger Agreement to contrary, the Stockholder hereby waives rights of appraisal, if any, that the Stockholder may have under Section 262 of the DGCL in connection with the Merger and the transactions contemplated by the Merger Agreement.

     2. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:

          2.1 Due Organization. The Stockholder, if a corporation, limited liability company, limited partnership or other entity, has been duly organized and is validly existing under the laws of the State of its incorporation, formation or organization.

          2.2 Power; Due Authorization; Binding Agreement. The Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and to general principles of equity.

          2.3 Ownership of Shares. On the date hereof, the Owned Shares set forth on Schedule I hereto are, except as set forth herein, owned of record or beneficially by the Stockholder in the manner reflected thereon and include all of the Voting Shares owned of record or beneficially by the Stockholder, free and clear of any claims, liens, encumbrances and security interests. As of the date hereof, the Stockholder has, and as of the date of the stockholder meeting (or action by written consent in lieu thereof) of the Company in connection with the Merger Agreement and the transactions contemplated thereby, the Stockholder will have (except as otherwise permitted by this Agreement ) voting power (to the extent such securities have voting power) and dispositive power in respect of all of the Owned Shares, in each case, to the extent necessary to comply with its obligations hereunder.

          2.4 No Conflicts. Other than in connection with any Company Required Governmental Approvals as contemplated by the Merger Agreement, the execution and delivery of this Agreement by the Stockholder does not, and the performance of the terms of this Agreement by the Stockholder will not,
     (i) require the Stockholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on the Stockholder or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Stockholder or pursuant to which any of its or its Affiliates' respective properties or assets are bound or (iv) violate any other agreement to which the Stockholder or any of its Affiliates is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification that has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, impair the Stockholder's ability to perform its obligations under Section 1.1. The Voting Shares are not, in respect of the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust, other than the Stockholders' Agreement.

          2.5 Acknowledgment. The Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

          2.6 The Stockholder Has Adequate Information. The Stockholder is a sophisticated investor with respect to the Voting Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by the Merger Agreement and has independently and without reliance upon either Purchaser or Merger Sub and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that neither Purchaser nor Merger Sub has made and neither makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and in the Merger Agreement. The Stockholder acknowledges that the agreements contained herein with respect to the Voting Shares by the Stockholder are irrevocable, and that the Stockholder shall have no recourse to the Voting Shares or Purchaser, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.

          2.7 Purchaser's Excluded Information. The Stockholder acknowledges and confirms that (a) Purchaser and/or Merger Sub may possess or hereafter come into possession of certain non-public information concerning the Voting Shares and the Company which is not known to the Stockholder and which may be material to the Stockholder's decision to vote in favor of the Merger ("Purchaser's Excluded Information"), (b) the Stockholder has requested not to receive Purchaser's Excluded Information and has determined to vote in favor of the Merger and sell the Voting Shares notwithstanding its lack of knowledge of Purchaser's Excluded Information, and (c) Purchaser shall have no liability or obligation to the Stockholder in connection with, and the Stockholder hereby waives and releases Purchaser from, any claims which the Stockholder or its successors and assigns may have against Purchaser (whether pursuant to applicable securities, laws or otherwise) with respect to the non-disclosure of Purchaser's Excluded Information; provided, however, nothing contained in this Section 2.7 shall limit the Stockholder's right to rely upon the express representations and warranties made by Purchaser in this Agreement and Sections 4.2, 4.3. 4.4, 4.5 and 4.6 of the Merger Agreement, or the Stockholder's remedies in respect of breaches of any such representations and warranties.

     3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholders as follows:

          3.1 Power; Due Authorization; Binding Agreement. Purchaser is a corporation duly organized and validly existing under the laws of the state of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and no other proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, except as that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and to general principles of equity.

          3.2 No Conflicts. Other than in connection with any Parent Required Governmental Approvals as contemplated by the Merger Agreement, the execution and delivery of this Agreement by Purchaser does not, and the performance of the terms of this Agreement by Purchaser will not, (i) require Purchaser to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Purchaser or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Purchaser or pursuant to which any of its are bound or (iv) violate any other material agreement to which Purchaser is a party, except for any consent, approval, filing or notification that has been obtained, as of the date hereof, or the failure of which to obtain, make or give would not, or any conflict or violation which would not, impair Purchaser's ability to perform is obligations under this Agreement.

      4. Certain Covenants of Stockholder. The Stockholder hereby covenants and agrees with Purchaser as follows:

          4.1 Restriction on Transfer; Proxies and Non-Interference. Prior to the Effective Time, the Stockholder shall not except as otherwise permitted by this Agreement, (i) directly or indirectly sell, transfer, pledge, encumber (except due to this Agreement), assign or otherwise dispose of, limit its right to vote in any manner, or enter into any contract, option or other arrangement or understanding in respect of the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares, provided that nothing in this Agreement shall prohibit the exercise by the Stockholder of any options or warrants to purchase Voting Shares, (ii) grant any proxies or powers of attorney, deposit any Voting Shares into a voting trust or enter into a voting agreement in respect of any Voting Shares, (iii) take any action that would cause any representation or warranty of the Stockholder contained herein to become untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any transfer of Voting Shares not permitted hereby shall be null and void and any such prohibited transfer may and should be enjoined. If any involuntary transfer of any of the Voting Shares shall occur (including, but not limited to, a sale by the Stockholder's trustee in any bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Voting Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

          4.2 Additional Shares. Other than in connection with dividends received in connection with Company Preferred Stock, the Stockholder shall as promptly as practicable notify Purchaser of the number of any new Voting Shares acquired by the Stockholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof.

          4.3 No Limitations on Actions. The Stockholder signs this Agreement solely in its capacity as the record and/or beneficial owner, as applicable, of the Voting Shares. This Agreement shall not limit or otherwise affect the actions of the Stockholder or any Affiliate, employee, representative or designee of the Stockholder or any of its Affiliates in any other capacity, including such Person's capacity, if any, as an officer of the Company or a member of the board of directors of the Company. Nothing herein shall limit or affect the Company's rights in connection with the Merger Agreement.

          4.4 Further Assurances. From time to time, at the request of Purchaser and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably requested and consistent with the Stockholder's agreements hereunder to consummate and make effective the transactions contemplated by Sections 1 and 4.

          4.5 Public Announcement. Except as required by law or the rules of any national securities exchange or inter-dealer quotation system, the Stockholder shall consult with Purchaser before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Purchaser, except as may be required by law; provided, however, nothing in this Section 4.5 shall be deemed to limit Stockholder's ability to communicate with its affiliates, beneficiaries, partners (including, without limitation, limited partners) or investors or to make any other disclosure or statement not designed to be released to the general public or press sources, in each case, with respect to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

          4.6 No Solicitation. Except as otherwise required by law or in order for the Stockholder to comply with its fiduciary duties, as applicable, from the date of this Agreement until the Effective Time, the Stockholder, in its capacity as Stockholder, will not (and will not, in such capacity, permit any of its directors, officers, agents, representatives, employees, affiliates or associates (collectively, "Representatives") to directly or indirectly: (a) solicit, initiate or encourage the submission of any proposal or offer from any individual or entity relating to, or enter into or consummate any transaction relating to, the acquisition of any capital stock or other voting securities of the Company or any of its Subsidiaries or any merger, recapitalization, share exchange, sale of substantial assets or any similar transaction or alternative to the transactions contemplated by the Merger Agreement or (b) furnish any information with respect to, or knowingly participate in any effort or attempt by any individual or entity to do or seek any of the foregoing.

     5. Miscellaneous.

          5.1 Termination of this Agreement. This Agreement shall (i) terminate automatically on the termination of the Merger Agreement, in accordance with its terms and (ii) shall be deemed satisfied in full and terminated upon the consummation of the Merger

          5.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

          5.3 Non-Survival. The representations and warranties made herein shall not survive the termination of this Agreement.

          5.4 Entire Agreement; Assignment; Company as Third-Party Beneficiary. This Agreement constitutes the entire agreement among the parties in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof. The Company shall be a third-party beneficiary of this Agreement solely for purposes of Section 1.3 hereof. Except as provided in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided, however, that a Stockholder that is an entity may transfer any Owned Shares to a controlled Affiliate (which shall be an entity and not a natural person), so long as prior to such transfer, (i) such controlled Affiliate enters into an agreement with Purchaser, in form and substance reasonably acceptable to Purchaser, pursuant to which such controlled Affiliate agrees to be bound by (and has full ability to perform the terms of) this Agreement to the full extent such transferring Stockholder is bound, and (ii) the transferring Stockholder guarantees to Purchaser the full performance by such controlled Affiliate of such obligations, and such transferring Stockholder shall not be relieved of its obligations hereunder, including in respect of the transferred Owned Shares. Nothing in this Agreement shall be construed to impose any personal liability on any officer, employee, director, incorporator, member,
     manager,   partner  or  stockholder  of  the  Stockholder  or  any  of  its
     Affiliates.

          5.5 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          5.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the following parties at the following addresses or facsimile numbers:

                  AAH Acquisition Corporation
                  c/o Berkshire Partners LLC
                  One Boston Place
                  Suite 3300
                  Boston, MA  02108
                  Attn.:  Mr. Robert J. Small
                  Telecopy No.:  (617) 227-6105

                  with a copy to:

                  Weston Presidio Capital
                  200 Clarendon Street
                  50th Floor
                  Boston, MA  02116
                  Attn.:  Kevin Hayes
                  Telecopy No.:  (617) 988-2515

                  with a copy to:

                  Ropes & Gray LLP
                  One International Place
                  Boston, MA  02110
                  Attn:  David C. Chapin, Esq.
                  Telecopy No.:  (617) 951-7050
                  with a copy to:

                  GS Capital Partners II, L.P.
                  85 Broad Street
                  New York, NY  10004
                  Attn.:  Ben I. Adler, Esq.
                  Telecopy No.:  (212) 357-5505

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attn.:  Mitchell S. Presser, Esq.
                  Telecopy No:  (212) 403-2000


                  If to Stockholder, to:

                  [----------------]

or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     5.7 Governing Law; Jurisdiction and Venue; Waiver of Jury Trial.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (b) Each party hereto irrevocably submits to the exclusive jurisdiction of any Delaware court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be exclusively heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in respect of itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations in respect of this Agreement.

          (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

          5.8 Specific Performance; Cumulative Remedies. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that, if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

          5.9 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

          5.10  Descriptive  Headings.  The Section  headings  contained in this
     Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained in this Agreement mean Sections or Articles of this Agreement unless otherwise stated.

          5.11 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

          5.12 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

          5.13 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.





                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                AAH HOLDINGS CORPORATION


                                By:___________________________
                                Name:  Robert J. Small
                                Title: President

                                [Stockholder]

                                By:___________________________
                                Name:

                                   SCHEDULE I

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                Security                             Number of Shares
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